EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

AGREEMENT made as of this [            ] day of [                            ], between Hewitt Associates, Inc., a Delaware corporation (the “Company”), and [                                    ], a member of the Company’s Stockholders Committee (the “Indemnitee”).

WHEREAS, the Company’s Certificate of Incorporation contemplates the establishment of a Stockholders Committee;

WHEREAS, it is essential to the Company and its stockholders to attract and retain qualified and capable members of the Stockholders Committee;

WHEREAS, in recognition of Indemnitee’s need for protection against personal liability and in order to induce Indemnitee to serve or continue to serve as a member of the Stockholders Committee, the Company wishes to provide the Indemnitee with the benefits contemplated by this Agreement; and

WHEREAS, as a result of the provision of such benefits Indemnitee has agreed to serve or to continue to serve as a member of the Stockholders Committee until such time as he or she shall resign from, or otherwise cease to be a member of, the Stockholders Committee;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. The following terms, as used herein, shall have the following respective meanings:

        (a) Claim: means any threatened, pending or completed action, suit, arbitration or proceeding, or any inquiry or investigation, whether brought by a stockholder of the Company, brought by or in the right of the Company, or brought by any other party and whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

        (b) D&O Insurance: means any valid directors’ and officers’ liability insurance policy maintained by the Company for the benefit of the Indemnitee, alone or among others.

        (c) Determination: means a determination, and Determined means a matter which has been determined, in each case, based on the facts known at the time, by a final, non-appealable adjudication by a court of competent jurisdiction.

        (d) Excluded Claim: means any Claim which has been Determined to be (i) based upon or attributable to Indemnitee gaining in fact material personal profit or advantage to which Indemnitee is not entitled or (ii) for the return by Indemnitee of any remuneration paid to Indemnitee in violation of law or (iii) resulting from Indemnitee’s knowingly fraudulent, dishonest or willful misconduct.

        (e) Expenses: means any reasonable expenses incurred by Indemnitee as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

        (f) Indemnifiable Event: means any event or occurrence, occurring prior to, on or after the date of this Agreement, related to the fact that Indemnitee is, was or has agreed to serve as a member of the Stockholders Committee or by reason of anything done or not done by Indemnitee in such capacity in relation to any matter presented to the stockholders of the Company for a vote or other action by the stockholders (whether or not expressly contemplated by the Company’s Certificate of Incorporation), including, but not limited to, any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by Indemnitee, or any of the foregoing alleged by any claimant.

        (g) Losses: means any amounts or sums which Indemnitee is legally obligated to pay as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, damages, judgments and sums or amounts paid in settlement of a Claim or Claims.

2. Basic Indemnification Agreement. In consideration of, and as an inducement to, the Indemnitee continuing to render valuable services as a member of the Stockholders Committee, which services benefit the Company, the Company agrees that in the event Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Company will indemnify Indemnitee against any and all Losses and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Losses and Expenses) of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a final disposition, subject in each case, to the further provisions of this Agreement.

3. Limitations on Indemnification. Notwithstanding the provisions of Section 2, Indemnitee shall not be indemnified and held harmless from any Losses or Expenses (a) resulting from an Excluded Claim or (b) to the extent Indemnitee is otherwise indemnified by the Company and has actually received payment pursuant to the Company’s Certificate of Incorporation or By-Laws, D&O Insurance or otherwise.

4. Indemnification Procedures.

        (a) Promptly after receipt by Indemnitee of notice of any Claim, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof; provided, however, that the failure to give such notice promptly shall not affect or limit the Company’s obligations with respect to the matters described in the notice of such Claim, except to the extent that the Company is prejudiced thereby. Indemnitee agrees further not to make any admission or effect any settlement with respect to such Claim without the consent of the Company (which consent shall not be unreasonably withheld), except any Claim with respect to which the Indemnitee has undertaken the defense in accordance with the second to last sentence of Section 4(d).

        (b) If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable under the D&O insurance as a result of such Claim, whether or not an Excluded Claim.

        (c) The Company shall be obligated to pay the Expenses of any Claim in advance of the final disposition thereof upon receipt from Indemnitee of (i) a written request for payment of such Expenses, (ii) a written affirmation of Indemnitee’s good faith belief that he or she is entitled to indemnification for such Expenses and (iii) a written undertaking to repay the advanced amounts (without interest) to the extent that it is Determined that he or she is not entitled to indemnification. Except in respect of a Claim brought by or on the right of the Company, the Company shall be entitled to participate in and assume the defense of any such Claim for which it is advancing Expenses, with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense other than reasonable Expenses of investigation; provided that Indemnitee shall have the right to employ its counsel in such Claim but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee’s expense; provided further that if: (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have promptly employed counsel to assume the defense of such action, the reasonable fees and expenses of counsel shall be at the expense of the Company.

        (d) All payments on account of the Company’s indemnification obligations under this Agreement shall be made within thirty (30) days of Indemnitee’s written request therefor unless a Determination has been made that the Claims giving rise to Indemnitee’s request are Excluded Claims or otherwise not payable under this Agreement, provided that all payments on account of the Company’s obligation to pay Expenses under Section 4(c) of this Agreement prior to the final disposition of any Claim shall be made within twenty (20) days of Indemnitee’s written request therefor and such obligation shall not be subject to any Determination but shall be subject to Section 4(e) of this Agreement.

        (e) Indemnitee hereby expressly undertakes and agrees to reimburse the Company (without interest) for all Losses and Expenses paid by the Company in connection with any Claim against Indemnitee in the event and only to the extent that a Determination shall have been made that Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the Claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement.

(f) In connection with any Determination as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

5. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company’s prior written consent, unless such consent shall have been unreasonably withheld. The Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the consent of Indemnitee, nor shall the Company settle any Claim in any manner which would impose any fine or any obligation on Indemnitee, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold its or his consent to any proposed settlement.

6. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolocontendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

7. Non-exclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation, the Company’s By-laws, the Delaware General Corporation Law, any vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s capacity as a member of the Stockholders Committee and as to action in any other capacity, and shall continue after Indemnitee ceases to serve as a member of the Stockholders Committee, for so long as Indemnitee shall be subject to any Claim by reason of (or arising in whole or in part out of) an Indemnifiable Event. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) or any other applicable body of law permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, it shall use its reasonable best efforts to cause Indemnitee, as a member of the Stockholders Committee, to be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. The Company will notify the Indemnitee with respect to the placement or cancellation of any such insurance policy.

9. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall use his reasonable best efforts to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

10. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses and Expenses of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

11. Contribution. If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any Losses or Expenses of a Claim (other than for any reason specified in Section 3 hereof), then the Company agrees, to the extent permitted by applicable law, in lieu of indemnifying Indemnitee, to contribute to the amount paid or payable by Indemnitee as a result of such Losses or Expenses in such proportion as is appropriate to reflect the relative benefits accruing to the Company and Indemnitee with respect to the events giving rise to such Losses or Expenses. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company agrees to contribute to the amount paid or payable by Indemnitee as a result of such Losses or Expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of Indemnitee with respect to the events giving rise to such Losses or Expenses. For purposes of this Section 11, (i) the relative benefits accruing to the Company shall be deemed to be the benefits accruing to it and to all of its directors, officers, employees and agents as a group and treated as one person (the “Company Group”), and the relative benefits accruing to Indemnitee shall be deemed to be an amount not greater than Indemnitee’s compensation as a member of the Stockholders Committee during the first year in which the events giving rise to such Losses or Expenses are alleged to have occurred, and (ii) the relative fault of the Company shall be deemed to be the fault of the Company Group, and the relative fault of the Company and Indemnitee shall be determined by reference to the relative intent, knowledge and access to information of the Company Group and Indemnitee and their relative opportunity to have altered or prevented the events giving rise to such Losses or Expenses.

12. Liability of Company. Indemnitee agrees that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

13. Enforcement.

(a) Indemnitee’s right to indemnification and other rights under this Agreement shall be specifically enforceable by Indemnitee. In any such action the Company shall have the burden of proving that indemnification is not required under this Agreement.

(b) In the event that any action is instituted by Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and reasonable expenses, including reasonable counsel fees, incurred by Indemnitee with respect to such action, if it is determined that Indemnitee was entitled to indemnification hereunder (in the case of an action for enforcement) or unless it is determined that Indemnitee’s interpretive position was not made in good faith or was frivolous (in the case of an action for interpretation).

14. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision (including any provision within a single section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

16. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the state and federal courts in the States of Delaware and Illinois for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state and Federal courts in the States of Delaware and Illinois.

17. Notices. All notices or other communications required or permitted hereunder shall be sufficiently given for all purposes if in writing and personally delivered, telegraphed, telexed, sent by facsimile transmission or sent by registered or certified mail, return receipt requested, with postage prepaid addressed as follows, or to such other address as the parties shall have given notice of pursuant hereto:

If to the Company to:

Hewitt Associates, Inc.

100 Half Day Road

Lincolnshire, IL 60069

Attention:       Chief Administrative Officer

Telecopy #:    847-771-7940

with a copy to:

Hewitt Associates, Inc.

100 Half Day Road

Lincolnshire, IL 60069

Attention:       General Counsel

Telecopy #:    847-771-7906

If to Indemnitee, to:

[                            ]

c/o Hewitt Associates, Inc.

100 Half Day Road

Lincolnshire, IL 60069

Telecopy #: 847-883-9016

with a copy to:

Sidley Austin Brown & Wood

10 S. Dearborn Street

Chicago, IL 60603

Attention: Thomas A. Cole

Telecopy #: 312-853-7036

18. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

19. Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and (ii) binding upon and inure to the benefit of any successors and assigns, heirs, and personal or legal representatives of Indemnitee.

20. Amendment; Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto. Notwithstanding the foregoing, the Company, by action of its Board of Directors and upon 30 days prior written notice to Indemnitee, may terminate this Agreement in respect of Indemnifiable Events occurring after the effective date of such notice, it being understood that no such termination shall affect Indemnitee’s rights hereunder in respect of Indemnifiable Events occurring on or prior to such effective date. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the day and year first above written.

HEWITT ASSOCIATES, INC.

By:
Name:
Title:

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